ALLCITY INSURANCE COMPANY

335 Adams Street
Brooklyn, New York 11201
(718) 422-4000

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 16, 2000
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To the Shareholders:

The Annual Meeting of Shareholders ("Meeting") of Allcity Insurance Company ("Company") will be held at the offices of the Company, 335 Adams Street, Brooklyn, New York 11201 on Monday, October 16, 2000, at 10:00 a.m. for the following purposes:

(1)	To consider and act upon the election of six members of the Board of
Directors of the Company.

(2)	To transact such other business as may properly come before the Meeting.

Shareholders of record as of the close of business on September 25, 2000 are entitled to vote at and take part in the business of the Meeting.

All shareholders are urged to participate either by sending in their proxies or by attending the Meeting in person.

By order of the Board of Directors.

John R. Petrowski
Corporate Secretary

September 28, 2000



IMPORTANT FOR ALL SHAREHOLDERS

It is important that your shares be represented at the Annual Meeting of Shareholders. To be sure your interests are represented, please sign and return promptly the enclosed proxy in the envelope provided. No postage is required.

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ALLCITY INSURANCE COMPANY

335 Adams Street

Brooklyn, New York 11201
(718) 422-4000
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PROXY STATEMENT
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ANNUAL MEETING OF SHAREHOLDERS
October 16, 2000

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders ("Meeting") of Allcity Insurance Company ("Company"), to be held on October 16, 2000, at 10:00 a.m. at the offices of the Company, 335 Adams Street, Brooklyn, New York 11201. This proxy statement and the accompanying form of proxy are being sent to shareholders on or about the date hereof.

The enclosed form of proxy is being solicited by the Board of Directors of the Company. Where the shareholder specifies a choice as provided in the form of proxy with respect to the matters to be acted upon, the shares will be voted in accordance with the choice so specified; otherwise they will be voted in accordance with the Board of Directors' recommendations. A shareholder executing and returning a proxy has the power to revoke it before it is voted by sending written notice or a subsequently executed and dated proxy to the Company at its principal office or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

The expense of solicitation of the proxies will be borne by the Company. The solicitation will be made primarily by mail, and directors, officers and regular employees of the Company may solicit proxies by telephone, telecopier, telegram or in person. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for the expense of forwarding documents to beneficial owners for whom they hold stock.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

General. Shareholders of record as of the close of business on September 25, 2000 ("Record Date") are entitled to notice of and to vote at the Meeting. As of September 19, 2000, there were outstanding 7,078,625 Common Shares of the Company, which entitle shareholders to one vote in person or by proxy for each share held. The following table sets forth, as of September 19, 2000, information as to ownership of the Company's Common Shares by persons owning more than 5% of such shares. Information as to management's ownership of securities of the Company and the Company's parents is set forth under the caption "ELECTION OF DIRECTORS
- --Security Ownership of Management."

Name and Address            Amount and Nature           Percent of
Of Beneficial Owner	    of Beneficial Ownership      Class

Empire Insurance Company	5,987,401 Common		  84.6%
("Empire")				Shares owned of
335 Adams Street			record
Brooklyn, New York 11201

Baldwin Enterprises, Inc. 	373,607 Common		  5.3%
529 East South Temple	 	Shares owned of
Salt Lake City, Utah 84102	record

      	Leucadia National Corporation ("Leucadia") controls Empire and Baldwin Enterprises, Inc. and may be considered a "parent" of the Company.

ELECTION OF DIRECTORS

Pursuant to the Company's Charter, By-laws and acts of the Board of Directors, the Board of Directors is presently comprised of 13 members who are divided into three classes, Classes I, II and III, serving staggered three-year terms of office. Class I consists of five directors and Classes II and III consist of four directors each.

At the Meeting, there will be an election of five Class I directors, who will serve for a three-year term expiring at the 2003 Annual Meeting of Shareholders, and one Class II director, who will serve for a one-year term to expire at the 2001 Annual Meeting of Shareholders. Ian M. Cumming, Thomas E. Mara, Carmen M. Rivera, Joseph S. Steinberg and Daniel G. Stewart are the Board of Directors' nominees for the Class I directorships. H.E. Scruggs is the Board of Directors' nominee for the Class II directorship. All of the nominees are presently directors of the Company.

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Robert V. Toppi resigned from the offices of President and Chief Executive
Officer and from his Class II directorship of the Company and Empire effective September 18, 2000. At a special meeting of the Boards of Directors duly held on September 14, 2000, the Boards of the Company and Empire accepted Mr. Toppi's resignation effective September 18, 2000, and in accordance with the By-Laws of the Company and Empire, appointed Mr. H.E. Scruggs to the offices of President and Chief Executive Officer and as a Class II director of the Company and Empire effective September 18, 2000, to serve as a director of the Company and Empire until the October 16, 2000 Annual Meeting of Shareholders.

Although management does not contemplate that any of the nominees will be unable to serve for any reason, in the event that any of the nominees become unavailable for election, shares represented by valid proxies will be voted for the election of a substitute nominee to be designated by management.

All of the persons named as proxies in the accompanying form of proxy have advised the Company that they intend to vote shares represented by proxies received by them in favor of management's nominees in the election of directors, unless the authority to do so is withheld.

Further Information about Nominees for Directors

Information about each nominee's position with the Company and Empire and principal occupation appears below.

Class I Directorships (Term Expires at 2003 Annual Meeting of Shareholders):

IAN M. CUMMING, 60

Position:	Director of the Company and Empire since 1988.

Principal Occupation: Chairman of the Board of Leucadia since June 1978; Director of Skywest, Inc. (a Utah-based regional air carrier); Director of MK Gold Company (an international gold mining company); Director of HomeFed Corporation, a real estate development company.

THOMAS E. MARA, 54

Position:	Director of the Company and Empire since 1994.

Principal Occupation: Executive Vice President of Leucadia since May 1980 and Treasurer of Leucadia since January 1993.

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CARMEN M. RIVERA, 54

Position:	Director of the Company and Empire since March 1999.

Principal Occupation: Senior Vice President of Personal Lines and Small Business Division of the Company and Empire since January 4, 2000; Senior Vice President of Small Business Division of the Company and Empire since November 1998. Previously, Select Manager of the New York City Office of Travelers Property and Casualty Corporation.

JOSEPH S. STEINBERG, 56

Position:	Director of the Company and Empire since 1988 and Chairman of the Board since August, 1998.

Principal Occupation: President of Leucadia since January 1979 and Director since December 1978; Director of Jordan Industries, Inc., a holding company principally engaged in manufacturing; Director of MK Gold Company; Director of HomeFed Corporation.

DANIEL G. STEWART, 80

Position:	Director of the Company and Empire since 1980.

Principal Occupation: Independent consulting actuary. Previously, Senior Vice President of Mutual Benefit Life Insurance Company from 1985 to November 1991.

Class II Directorship (Term Expires at 2001 Annual Meeting of Shareholders):

H.E. SCRUGGS, 43

Position: President, Chief Executive Officer and Director of the Company and Empire since September 18, 2000.

Principal Occupation: President and Chief Executive Officer of the Company and Empire since September 18, 2000; Chairman and Chief Executive Officer of American Investment Bank, another Leucadia subsidiary, since 1997 and Vice President of Leucadia since March, 2000; Member of the Utah Bar; Previously Vice President of American Investment Bank from June 1995 to February 1997; Professor of political science at Brigham Young University from 1991 to 1995; Chief of Staff to the Governor of Utah from 1985 to 1991.

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Further Information about Directors Continuing in Office

The following directors are continuing in office for the respective periods indicated and until their successors are elected. Each of these directors was elected previously by the shareholders of the Company to hold such office. Information about each director's position with the Company and Empire and principal occupation appears below.






Class II Directorships (Term Expires at 2001 Annual Meeting of Shareholders):

MARTIN B. BERNSTEIN, 66

Position:	Director of the Company and Empire since 1988.

Principal Occupation: President and Director of Ponderosa Fibres of America, Inc. (a pulp manufacturer for paper producers).

LOUIS V. SIRACUSANO, 53

Position:	Director of the Company and Empire since 1985.

Principal Occupation: Partner with McKenna, Fehringer, Siracusano & Chianese (a law firm) since 1976.

LUCIUS THEUS, 77

Position:	Director of the Company and Empire since 1980.

Principal Occupation: President, The U.S. Associates (consultants in civic affairs, human resources and business management) since 1989; principal and Director of The Wellness Group, Inc. (a provider of health promotion programs) since 1989.

Class III Directorships (Term Expires at 2002 Annual Meeting of Shareholders):

FRANCIS M. COLALUCCI, 55

Position:	Director of the Company and Empire since May
1996.

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Principal Occupation: Executive Vice President, Chief Financial officer and
Treasurer of the Company and Empire since March 1999 and Senior Vice President, Chief Financial officer and Treasurer of the Company and Empire since 1996. Previously Vice President and Corporate Treasurer of The Continental Corporation from 1991 to 1996.

JAMES E. JORDAN, 56

Position:	Director of the Company and Empire since 1997.

Principal Occupation: Private investor and Director of First Eagle SoGen Mutual Funds and J.Z. Equity Partners PLC (a British investment trust company); Previously Financial Consultant of the Jordan Company since 1984; President of William Penn Corp. from 1986 to 1997.

JOSEPH A. ORLANDO, 44

Position:	Director of the Company and Empire since 1998.

Principal Occupation: Vice President and Chief Financial Officer of Leucadia since 1996.

HARRY H. WISE, 61

Position:	Director of the Company and Empire since 1988.

Principal Occupation: President and Director, H.W. Associates, Inc. (an investment advisory firm); President and Director, Madison Equity Capital Corp. (a sponsor of private investment partnerships).


Security Ownership of Management


The following table sets forth information concerning beneficial ownership of the Company's Common Shares as of March 13, 2000 by all directors and nominees and by all officers and directors as a group. Directors and nominees not listed below did not own any of the Company's Common Shares.

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 																			    Amount and Nature		 Percent
Name of Beneficial Owner	  of Beneficial Ownership	 of Class

Ian M. Cumming					(l)			   	  (1)
Joseph S. Steinberg				(1)			   	  (1)
Directors and Executive
Officers as a group
(22 persons)					(2)				  (2)

(1)	Although neither Mr. Cumming nor Mr. Steinberg directly owns any Common
Shares of the Company, by virtue of their respective approximately 17.9% and 16.4% interest in Leucadia, each may be deemed to be the beneficial owner of a proportionate number of the Common Shares beneficially owned by Leucadia through its 100% ownership of Empire. Mr. Cumming and Mr. Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of Leucadia.

(2)	Aside from the beneficial ownership described in note 1 to this table, various directors and officers beneficially own in the aggregate less than 1% of the common shares of Leucadia.



COMPENSATION OF DIRECTORS AND OFFICERS
AND OTHER TRANSACTIONS WITH MANAGEMENT

Compensation

The Company does not remunerate its officers and directors directly. Officers and directors of the Company are also officers and directors of the Company's parent, Empire, which pays all salaries and directors' fees. The Company operates under the same general management as Empire and has full use of
Empire's personnel, information technology systems and facilities.   All such
salaries and fees, and all other operating expenses, are shared by the Company and Empire pursuant to a pooling arrangement under which 30% of such expenses are charged to the Company.

The following table sets forth certain information for the fiscal year ended December 31, 1999 concerning the Company's 30% share of the cash compensation and other benefits paid to, or accrued for, any officer of the Company during 1999 whose compensation paid, or accrued for, under the pooling arrangement exceeded $100,000.


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SUMMARY COMPENSATION TABLE

										Long Term
Name and Principal	Annual Compensation		Compensation
Position
							    	 LTIP		   All Other
				       Salary    Bonus   Payouts     Compensation
			     Year    ($)      ($)       ($)	      ($)

Robert V. Toppi 		1999	   (a)	  (a)	  (a)	      (a)
President and CEO

(a)	Mr. Toppi receives no compensation from the Company or Empire.  He is compensated directly by Leucadia. Mr. Toppi resigned from the offices of President and Chief Executive Officer effective September 18, 2000. Mr. H.E. Scruggs was duly appointed by the Directors of the Company and Empire to the offices of President and Chief Executive Officer effective September 18, 2000. Mr. Scruggs receives no compensation from the Company or Empire. He is compensated directly by Leucadia.

The Company does not directly remunerate directors. The directors of the Company and Empire who are not employees of Empire and the Company were paid an annual fee of $5,000. In addition, eligible directors receive
$1,500 for each joint board meeting attended. For attendance at a meeting of a committee of the joint board, such directors receive $1,500 per meeting. In addition, each Chairperson of a Committee is entitled to $500 per annum. 30% of all fees paid to such directors are charged to the Company in accordance with the pooling arrangement.

Pension Plans

Effective January 1, 1999, Empire adopted a non-contributory defined contribution plan (the "Plan"). The contributions, ranging from 2% - 16% of employees' current pension eligible compensation, are based on the age and service of the employee with Empire. These contributions accumulate for participants on a tax-deferred basis. Participants direct the investment of their contributions to their accounts. Empire contributed $1,145,000 to the Plan in 1999. In accordance with the pooling agreement, the Company is obligated to provide 30% of Empire's contributions to the Plan.

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Prior to January 1, 1999, pensions for officers and employees of the Company during 1998 were provided under a trusteed non-contributory defined benefit pension plan (" Prior Plan"). Any employee is eligible for membership in the Prior Plan on January lst or July lst of any plan year after which he has completed one full year of service, consisting of a minimum of 1,000 credited hours with Empire, provided they have attained the age of 21 years by or before such date. Members of the Prior Plan receive a basic pension if they work until their normal retirement date, which is the last day of the month in which they attain 65 years of age with 5 years of credited service. Any member in the active employ of Empire may elect early retirement between 55 and 65.
A member electing early retirement must have at least 10 years of service.
A monthly average of total compensation received over the highest 5 consecutive plan or calendar years before retirement is taken to compute benefits as follows:

	1.30% of the first $833 per month of average pay, plus
	1.75% of average pay over $833 per month.

The sum of these two credits is multiplied by the years of credited service. The basic benefit amounts listed in the table below are not subject to any deduction for Social Security benefits or other offset amounts. The maximum benefit payable under the pension plan is $96,400 per year. Benefits accrued under the plan were frozen as of December 31, 1998. The Prior Plan was merged with the Leucadia plan effective January 1, 1999.

The amounts set forth in the following table show estimated annual benefits upon retirement to which the Company contributes 30% of such cost through the pooling agreement.


Highest 5-Year				      Years of Service
Average
Compensation at	     10      15	   20	     25	 30	    35
Retirement
($) 10,000		  $1,300   1,950   2,600   3,250   3,900   4,550
    25,000  	   3,925   5,888   7,850   9,813  11,775  13,738
    50,000		   8,300  12,450  16,600  20,750  24,900  29,050
    75,000		  12,675  19,013  25,350  31,688  38,025  44,363
   100,000		  17,050  25,575  34,100  42,625  51,150  59,675
   160,000		  27,500  4l,300  55,100  69,000  82,600  96,400


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Salary Cap Restoration Plan

	In 1994, Empire established a Salary Cap Restoration Plan ("SCRP") for certain corporate officers. Under the SCRP, Empire will provide these officers with an additional benefit, to be paid in a lump-sum upon retirement, equal to the difference between the actuarially determined lump-sum benefits, as computed under the defined benefit pension plan, of the officer's highest five year average compensation (not to exceed $320,000, adjusted for the cost-of-living) at retirement and the current maximum compensation limit of $160,000. The SCRP was an unfunded plan. Along with the defined benefit plan, the benefits under SCRP were curtailed as of December 31, 1998.

Employees' Savings Plan

Empire sponsors an Employees' Savings Plan (the "Savings Plan"), under which eligible employees may defer a portion of their annual compensation, subject to limitations. Empire contributes a matching amount, subject to certain limits. In 1996, Empire matched 65% of each participant's deferred contribution up to a maximum matching contribution of $813. A participant may also contribute, from his after-tax dollars, an amount, not to exceed 10% of his annual compensation. Effective July 1996, the Savings Plan was amended to allow Empire-matching contributions equal to 50% of an employee's contributions up to a maximum of 2.5% of the employee's salary. Empire's contributions to the Savings Plan were $452,000, $420,000 and $438,000 in 1999, 1998 and 1997, respectively. Under the pooling agreement, the Company is obligated to provide 30% of Empire's contributions under the Savings Plan.


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OTHER MATTERS

Management knows of no other business to come before the Meeting; however, if any other business properly comes before the Meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment of what is in the best interests of the Company.

To assure representation of your interest if you cannot attend the Meeting, please sign and return promptly the proxy in the enclosed envelope.


By Order of the Board of Directors.


John R. Petrowski
Corporate Secretary

September 28, 2000


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